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                                 AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); A I M Distributors, Inc., a Delaware corporation ("AIM"), Metropolitan Life Insurance Company, a New York life insurance company, ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each an "Account," and collectively, the "Accounts"), is hereby amended as follows:

     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.

     WHEREAS, the parties desire to amend the Agreement by updating the notice provision, adding additional separate accounts and expanding the Funds listed in Schedule A.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follow:

     The address for Life Company, appearing in Section 9 of the Agreement entitled "Notices" shall be amended as follows:

          METLIFE - SPECIALIZED BENEFIT RESOURCES
          485B Route One South
          4th Floor
          Iselin, NJ 08830

          Attention: William Rhatigan

     Copy to:

          METROPOLITAN LIFE INSURANCE COMPANY
          501 Boylston Street
          Boston, MA 02116

          Attention: Law Department"


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     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I and II shares

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Metropolitan Life Separate Account UL
Metropolitan Life Separate Account DCVL
Separate Account No. 13S
Separate Account No. 485

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

MetFlex
PPVL - Both Group and Individual
Registered Variable Life Policies (LCL2)
Group and Individual Private Placement Variable Life (LCL1)


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 28, 2008.

                                        AIM VARIABLE INSURANCE FUNDS


Attest:                                 By:
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: Carolyn Gibbs
Title: Assistant Secretary              Title: Assistant Vice President


                                        INVESCO AIM DISTRIBUTORS, INC.


Attest:                                 By:
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        METROPOLITAN LIFE INSURANCE COMPANY, on
                                        behalf of itself and its separate
                                        accounts


Attest:                                 By:
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


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